                                                                    EXHIBIT 10.1

                    AMENDED AND RESTATED SEVERANCE AGREEMENT


         This AMENDED AND RESTATED SEVERANCE AGREEMENT (the "Agreement"), by and between Aviall, Inc., a Delaware corporation (the "Company"), and
________________ (the "Executive"), originally entered into on March 12, 1998 and amended and restated as of this 16th day of April, 1999.

         WHEREAS, the Company considers it to be in the best interests of its stockholders to foster the continuous employment of key management personnel, and believes that the possibility of a reorganization event of the Company and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders;

         WHEREAS, the Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a reorganization event of the Company;

         NOW, THEREFORE, in consideration of the mutual premises set forth below and for other good and valuable consideration, in order to induce the Executive to remain in the employ of the Company, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event his employment with the Company terminates either prior or subsequent to a "Change of Control" of the Company under the circumstances described below.

SECTION 1.  DEFINITIONS

         (a) "Annual Base Salary" shall mean the Executive's gross annual salary before any deductions, exclusions or any deferrals or contributions under any Company plan or program, but excluding bonuses, incentive compensation, employee benefits or any other non-salary form of compensation (determined without regard to any reduction in Annual Base Salary that occurs after a Change of Control).

         (b) "Annual Incentive Payment" shall mean the greater of (i) the dollar amount of the annual incentive payment that would be payable to the Executive if the Company reaches its target performance for the year in which a Change of Control occurs under the Company's short-term incentive program applicable to the Executive, as if all requirements for full payment of such incentive had been met (determined without regard to any reduction in incentive payments that results in "Good Reason" termination) or (ii) the dollar amount of the annual incentive actually paid or payable to the Executive for the most recently completed fiscal year prior to a Change of Control. The Annual Incentive Payment shall include, in addition to cash incentive payments, the cash value of any restricted stock awards, which shall be equal to the lesser of (A) the value of any restricted stock when awarded or (B) the current market value of such restricted

                                                             SEVERANCE AGREEMENT
                                                             ___________, page 2

stock as of the date of the Executive's termination of employment with the Company.

         (c) "Cause" shall mean (i) the willful breach or habitual neglect of assigned duties related to the Company, including compliance with Company policies; (ii) conviction (including any plea of nolo contendere) of Executive of any felony or crime involving dishonesty; (iii) any act of personal dishonesty knowingly taken by Executive in connection with his responsibilities as an employee and intended to result in personal enrichment of Executive or any other person; (iv) bad faith conduct that is materially detrimental to the Company; (v) inability of Executive to perform Employee's duties due to alcohol or illegal drug use; (vi) the Executive's failure to comply with any legal written directive of the Board of Directors of the Company (the "Board"); or
(vii) any act or omission of the Executive which is of substantial detriment to the Company because of the Executive's intentional failure to comply with any statute, rule or regulation, except any act or omission believed by Executive in good faith to have been in or not opposed to the best interest of the Company (without intent of Executive to gain, directly or indirectly, a profit to which Executive was not legally entitled) and except that Cause shall not mean bad judgment or negligence other than habitual neglect of duty. Notwithstanding the foregoing, the Executive shall not have be deemed to have been terminated for "Cause" unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or his or her beneficiaries to contest the validity or propriety of any such determination.

         (d) "Change of Control" shall mean:

             (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

             (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

             (iii) There is a report filed on Schedule 13D or Schedule 14D-l (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as

                                                             SEVERANCE AGREEMENT
                                                             ___________, page 3

amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the then outstanding Voting Stock of the Company;

             (iv) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

         Notwithstanding the foregoing provisions of Subsections (ii) and (iii) above, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement (i) solely because (A) the Company; (B) a Subsidiary; or (C) a Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report under or in response to Schedule 13D, Schedule 14D-1 or Form 8-K (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change of control of any Subsidiary.

         (e) "Disability" shall mean the absence of the Executive from the full-time performance of his duties with the Company for six consecutive months as a result of incapacity due to physical or mental illness.

         (f) "Good Reason" shall mean (i) failure to elect or reelect or otherwise to maintain the Executive in the office or the position, or a substantially equivalent office or position, of or with the Company and/or a Subsidiary (or any successor thereto by operation of law of or otherwise), as the case may be, which the Executive held immediately prior to a Change of Control; (ii) (A) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Subsidiary which the Executive held immediately prior to the Change of Control, (B) a reduction in the aggregate of the Executive's Annual Base Salary and Annual Incentive Payment received from the Company and any Subsidiary, or (C) the termination or denial of the Executive's rights to employee benefits or a reduction in the scope or value thereof, to which the Executive, his dependents and beneficiaries are entitled to receive immediately prior to the Change of Control, any of which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be; (iii) the Company relocates its principal executive offices (if such offices are the principal location of Executive's work), or requires the Executive to have his principal location of work changed, to any location that, in either case, is in excess of 25 miles from the location thereof immediately prior to the Change of Control, or

                                                             SEVERANCE AGREEMENT
                                                             ___________, page 4

requires the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder at least 20% or more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years immediately prior to the Change of Control without, in either case, his prior written consent; or (iv) without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such breach.

         (g) "Subsidiary" shall mean an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

         (h) "Voluntary Resignation" shall mean any termination of the Executive's employment with the Company upon such Executive's own initiative, including Executive's retirement other than termination of the Executive's employment for Good Reason which shall not be deemed a "Voluntary Resignation" for purposes of this Agreement.

         (i) "Voting Stock" shall mean securities entitled to vote generally in the election of directors.

SECTION 2.  SEVERANCE PRIOR TO CHANGE OF CONTROL

         If, during the term of this Agreement, no Change of Control has occurred and the Executive's employment with the Company is terminated for any reason, this Agreement shall not apply and Executive shall be entitled to receive severance if such payments are appropriate under the Company's then applicable severance policy. The Company shall not discharge the Executive, or materially reduce the Executive's salary, title, duties or benefits, in anticipation of a Change of Control to avoid the Company's or its successor's obligations under this Agreement.

SECTION 3.  SEVERANCE AFTER CHANGE OF CONTROL

         (a) If during the two-year period following a Change of Control, Executive's employment with the Company is terminated for any reason other than
(i) death, (ii) Cause, (iii) Disability, or (iv) Voluntary Resignation, or if Executive terminates employment with the Company for Good Reason (such termination of employment collectively referred to herein as "Change of Control Termination"), Executive shall be entitled to receive, subject to applicable Federal, state and/or local taxes and other amounts required by governmental authorities to be withheld or deducted, the payment by the Company of an amount equal to _____ times the sum of (x) the Executive's Annual Base Salary as of the date of the Change of Control Termination (or, if higher, the rate in effect immediately prior to the Change of Control) and (y) the Executive's Annual Incentive Payment (the "Change of Control Severance Payment"). The Company shall distribute such Change of Control Severance Payment to the Executive in a lump sum no later than fifteen (15) business days after such Change of Control Termination. In addition, the Executive shall be entitled to receive, for one year

                                                             SEVERANCE AGREEMENT
                                                             ___________, page 5

after the date of the Change of Control Termination, health and life insurance benefits substantially identical to those benefits to which the Executive, his dependents and beneficiaries were receiving immediately prior to the Change of Control Termination (or, if greater in the aggregate, the benefits to which the Executive, his dependents and beneficiaries were receiving immediately prior to the Change of Control).

         (b) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Southwest Edition of The Wall Street Journal, plus 2%. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

         (c) A termination of the Executive's employment with the Company will not affect the rights that the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company or any Subsidiary providing employee benefits, which rights shall be governed by the terms thereof, except if the Executive is entitled to and is receiving the severance benefits contemplated by this Agreement, the Executive shall not be entitled to also receive severance compensation under the Company's Amended and Restated Severance Pay Plan (or any successor plan).

SECTION 4.  GROSS-UP PAYMENT

         (a) Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment (other than the Gross-Up Payments (as hereinafter defined) provided for in this Section 4) or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, restricted stock, restricted stock right, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon

                                                             SEVERANCE AGREEMENT
                                                             ___________, page 6

the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

         (b) Subject to the provisions of Section 4(f), all determinations required to be made under this Section 4, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in his sole discretion. The Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the Termination Date, if applicable, and any such other time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 4(f) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of the Executive within five business days after receipt of such determination and calculations.

         (c) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 4(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive.

         (d) The federal, state and local income or other tax returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the

                                                             SEVERANCE AGREEMENT
                                                             ___________, page 7

applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

         (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 4(b) shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

         (f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

             (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

             (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

             (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

             (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 4(f), the Company shall control all proceedings taken in connection with the contest of any claim

                                                             SEVERANCE AGREEMENT
                                                             ___________, page 8

contemplated by this Section 4(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(f), the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 4(f)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(f), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 4.

SECTION 5.  VESTING OF STOCK OPTIONS

         Vesting of any long-term incentive grants and awards resulting from employment terminations, regardless of the reason for or date of such termination, shall be governed by the long-term incentive plan document and any grant or award agreements and shall not be affected by the terms of this Agreement.

SECTION 6.  AT-WILL EMPLOYMENT

         The Company and the Executive acknowledge that the Executive's employment with the Company is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, whether prior to or after a Change of Control, the Executive shall not be entitled to any payments or benefits, other than as provided by this Agreement or as may

                                                             SEVERANCE AGREEMENT
                                                             ___________, page 9

otherwise be available in accordance with the terms of the Company's then existing employee plans and written policies in effect at the time of termination.

SECTION 7.  EXPIRATION OF AGREEMENT

         This Agreement shall terminate, except for any unpaid obligation of the Company hereunder, two (2) years following the date of a Change of Control of the Company; provided, however, that notwithstanding any provision of this Agreement to the contrary, the parties' respective rights and obligations under Sections 3, 4, 8, 9, 10, 12 and 13 will survive any termination or expiration of this Agreement or the termination of Executive's employment following a Change of Control for any reason whatsoever.

SECTION 8.  NO OBLIGATION TO MITIGATE

         (a) The Executive is under no obligation to mitigate damages in the amount of any payment provided herein by seeking other employment or otherwise.

         (b) The amount of any payment provided herein shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by the Executive as the result of the Executive's employment by another employer after the termination date of the Executive's employment with the Company.

SECTION 9.  LEGAL FEES AND EXPENSES

         It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be

                                                             SEVERANCE AGREEMENT
                                                             __________, page 10

solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing; provided that, in regard to such matters, the Executive has not acted in bad faith or with no colorable claim of success.

SECTION 10.  ASSIGNMENT, SUCCESSORS

         (a) Without limiting the rights of the Executive as provided in Section 3 hereof, the Company shall require any successor to or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly and unconditionally assume and agree to perform this Agreement.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive dies while any amounts are payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there is no such designee, to the Executive's estate.

         (c) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive except by will or the laws of descent and distribution.

SECTION 11.  PRIOR AGREEMENT

         This Agreement amends and restates the agreement, dated as of March 12, 1998 (the "Prior Agreement"), between the Company and the Executive, which Prior Agreement shall, without further action, be superseded as of the date first written above.

SECTION 12.  NOTICE

         For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, to the addresses set forth below or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         If to the Company:

                  Aviall, Inc.
                  2055 Diplomat Drive
                  Dallas, Texas  75234-8989
                  Attn:  General Counsel

                                                             SEVERANCE AGREEMENT
                                                             __________, page 11

         If to the Executive:





SECTION 13.  MISCELLANEOUS

         (a) No provisions of this Agreement may be modified, waived or discharged except in a writing signed and dated by both parties. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

         (b) This Agreement reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous agreements. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         (c) This Agreement shall be governed and construed in all respects in accordance with the internal laws of the State of Texas (without giving effect to principles of conflicts of laws). All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

         (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                                                             SEVERANCE AGREEMENT
                                                             __________, page 12

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all on the day and year first written above.

         AVIALL, INC.



         By:
             ------------------------------------------
             Eric E. Anderson, Chairman, President
             and Chief Executive Officer

         The Executive



         ----------------------------------------------